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                                                                    EXHIBIT 23.2


                               CONSENT OF COUNSEL


  Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectuses constituting part of this Amendment No. 2 to Registration Statement.
                                DUNN SWAN & CUNNINGHAM
             A Professional Corporation


Oklahoma City, Oklahoma

November 8, 1996